UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 26, 2016, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment to that certain loan and security agreement, dated as of December 4, 2015, by and among PLS, as borrower, PNMAC, as guarantor, and Barclays Bank PLC (“Barclays”), as lender (the “Loan Agreement”).

Pursuant to the terms of the amendment, PLS increased the aggregate loan amount available to finance certain of its mortgage servicing rights (“MSRs”) relating to mortgage loans pooled into Fannie Mae and Freddie Mac securities from $20 million to $100 million. The Company, through PLS, is required to pay Barclays all fees and out of pocket expenses associated with the preparation of the amendment. All other terms and conditions of the Loan Agreement remain the same in all material respects.

The foregoing description of the amendment to the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Loan Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the SEC on December 10, 2015.

Item 1.02       Termination of a Material Definitive Agreement.

On February 29, 2016, the Company, through PLS, and two wholly-owned subsidiaries of PennyMac Mortgage Investment Trust (NYSE: PMT), PennyMac Operating Partnership, L.P. (“POP”) and PennyMac Holdings, LLC (“PMH” and, together with POP, the “PMT Subsidiaries”), terminated their master spread acquisition and MSR servicing agreement, dated as of February 1, 2013, and all amendments thereto (the “2/1/13 Spread Acquisition Agreement”), pursuant to which PLS had previously sold to PMH excess servicing spread (“ESS”) relating to Fannie Mae MSRs.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01        Other Events.

On February 29, 2016, in connection with the Company’s termination of the 2/1/13 Spread Acquisition Agreement as described in Item 1.02 of this Current Report on Form 8-K, PLS reacquired from PMH all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by PLS to PMH and then subject to such 2/1/13 Spread Acquisition Agreement and the related amended and restated subordination of interest agreement by and among PLS, the PMT Subsidiaries and Fannie Mae.

Also on February 29, 2016, PLS reacquired from PMH all of its right, title and interest in and to all of the Freddie Mac ESS previously sold by PLS to PMH and then subject to that certain master spread acquisition and MSR servicing agreement, dated as of December 19, 2014, and all amendments thereto (the “12/19/14 Spread Acquisition Agreement”), pursuant to which PLS had previously sold to PMH ESS relating to Freddie Mac MSRs, and the related acknowledgement agreement by and among PLS, PMH and Freddie Mac. Notwithstanding the foregoing, the 12/19/14 Spread Acquisition Agreement and the related acknowledgement agreement remain in full force and effect.

The foregoing transactions were approved by a committee of the Company’s board of directors comprised solely of independent members thereof. At settlement, PLS reacquired the Fannie Mae ESS and the Freddie Mac ESS from PMH at fair value for purchase prices of approximately $52 million and $7 million, respectively.

The foregoing descriptions of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2/1/13 Spread Acquisition Agreement, which was filed as Exhibit 10.26 of the Company’s Form S-1 Registration Statement on Form S-1 as filed with the SEC on February 7, 2013, and any amendments to the 2/1/13 Spread Acquisition Agreement filed thereafter, and the full text of the 12/19/14 Spread Acquisition Agreement, which was filed as Exhibit 1.01 of the Company’s Current Report on Form 8-K filed on December 24, 2014, and any amendments to the 12/19/14 Spread Acquisition Agreement filed thereafter.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number One to the Loan and Security Agreement, dated as of February 26, 2016, between Barclays Bank PLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: March 3, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number One to the Loan and Security Agreement, dated as of February 26, 2016, between Barclays Bank PLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC

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